UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 6, 2011

Mellanox Technologies, Ltd.
(Exact name of Registrant as Specified in its Charter)

Israel (State or other jurisdiction of incorporation)	001-33299 (Commission File Number)	98-0233400 (I.R.S. Employer Identification No.)
Hermon Building
Yokneam, Israel 20692
(Address of Principal Executive Offices)
+972-4-909-7200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     On January 6, 2011, the shareholders of Voltaire Ltd. (“Voltaire”) voted at a special general meeting of shareholders to approve the Agreement of Merger (the “Merger Agreement”), dated as of November 29, 2010, by and among Mellanox Technologies, Ltd. (the “Company”), Voltaire and Mondial Acquisition Corporation Ltd., a company formed under the laws of Israel and a wholly owned subsidiary of the Company (“Merger Sub”), and all other transactions contemplated under the Merger Agreement. Pursuant to the Merger Agreement, Merger Sub will be merged with and into Voltaire (the “Merger”), with Voltaire continuing after the Merger as the surviving corporation and a wholly owned subsidiary of the Company.
     Subject to the satisfaction or waiver of the closing conditions set forth in the Merger Agreement, the Company expects the merger to be completed in the first quarter of 2011. Following the closing of the Merger, Voltaire’s shareholders will receive $8.75 per share in cash, without interest and less any applicable withholding tax, for each Voltaire ordinary share held by them.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
     This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally relate to the closing of the Merger. These forward-looking statements are based on our current expectations, management’s beliefs and certain assumptions made by us, all of which are subject to change. Actual future results may differ materially from those projected as a result of risks and uncertainties, including, but not limited to, risks and uncertainties relating to the timing of regulatory approvals. All forward-looking statements in this document are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 6, 2011	MELLANOX TECHNOLOGIES, LTD.
	By:	/s/ Michael Gray
		Name:	Michael Gray
		Title:	Chief Financial Officer